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                                                                     EXHIBIT 4.8






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                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.



                           Class B Warrant to Purchase
                          93,273 Shares of Common Stock




                 Amended and Restated Class B Warrant Agreement




                          Dated as of November 30, 1999
                   Amended and Restated as of January 31, 2000





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     AMENDED AND RESTATED CLASS B WARRANT AGREEMENT (this "AGREEMENT"), dated as of January 31, 2000 between O'Sullivan Industries Holdings Inc., a Delaware corporation (the "COMPANY"), and BancBoston Investments, Inc., a Massachusetts corporation ("HOLDER").

     WHEREAS, on November 30, 1999, the Company issued a Class B warrant (the "Original Warrant") to initially purchase an aggregate of 93,273 shares of Common Stock, par value $0.01 per share, of the Company pursuant to a Warrant Agreement dated as of November 30, 1999 (the "Original Warrant Agreement") between the Company and Bruckmann, Rosser, Sherrill & Co., II, L.P. (the "Original Holder"), in connection with the purchase by the Original Holder of $15,000,000 principal amount in 12% Senior Notes due 2009 of the Company pursuant to the Securities Purchase Agreement dated as of November 30, 1999 between the Company and the Original Holder;

     WHEREAS, pursuant to an Assignment Agreement dated as of the date hereof (the "Assignment Agreement") between the Original Holder and the Holder, on the date hereof the Original Holder is selling to the Holder, and the Holder is purchasing from the Original Holder, the Original Warrant;

     WHEREAS, it is a condition to the closing of the Assignment Agreement that the Company amend and restate the Original Agreement in the form of this Agreement;

     WHEREAS, the Company now desires to amend and restate the Original Agreement in the form of this Agreement; and

     WHEREAS, the Company will issue a Class B warrant (the "WARRANT") to initially purchase an aggregate of 93,273 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES"), in connection with Holder's purchase of $15,000,000 principal amount in 12% Senior Notes due 2009 (the "SENIOR NOTES") of the Company pursuant to the Assignment Agreement and the Amended and Restated Securities Purchase Agreement dated the date hereof between the Company and Holder.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise;


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provided that beneficial ownership of 10% or more of the voting securities of a
Person shall be deemed to be control.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "COVERED HOLDER" means each holder of Warrants or Non-Public Warrant
Shares.

     "DESIGNATED HOLDER" shall mean any Person or Persons holding in the aggregate more than 50% of the aggregate Warrants and Warrant Shares then outstanding.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HOLDER" is defined in the recitals hereto.

     "NONPUBLIC WARRANT SHARES" shall mean Warrant Shares that have not been sold to the public (or pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and bear the legend set forth in Section 6 of the Stockholders Agreement.

     "ORIGINAL HOLDER" is defined in the recitals hereto.

     "OWNERSHIP PERCENTAGE" for any Covered Holder means the percentage calculated by dividing (i) the sum of (A) the number of shares of Common Stock held by such holder plus (B) the number of shares of Common Stock then issuable to such holder upon the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities held by such holder, by
(ii) the total number of shares of Common Stock then outstanding on a fully diluted basis.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

     "PRIVATE PLACEMENT AND TRANSFER RESTRICTION LEGEND" means the legend set forth in Section 2.2(b) to be placed on all Warrants issued under this Warrant Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

     "PUBLIC EQUITY OFFERING" shall mean an underwritten offering of Common Stock pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "PUT COMMENCEMENT DATE" shall mean each of the following dates occurring prior to an IPO: the date on which the holders of the Warrants and Nonpublic Warrant Shares receive the audited financial statements of the Company and its subsidiaries required to be delivered pursuant to the Amended and Restated Securities Purchase Agreement dated the date hereof between the Company and the Holder for the Company's fiscal year ended June 30, 2005 and for each of the Company's fiscal years thereafter.




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     "PUT PERIOD" shall mean, collectively, each period commencing on a Put
Commencement Date and ending on the earliest of (a) the date that is 60 days after such Put Commencement Date, (b) the Expiration Date and (c) the date of the IPO.

     "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of November 30, 1999, by and among the Company, the Original Holder and the other parties thereto.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR CREDIT AGREEMENT" means the Credit Agreement dated as of November 30, 1999 among O'Sullivan Industries, Inc., the Company, Lehman Commercial Paper Inc., as Arranger, syndication agent and administrative agent, and the other entities from time to time parties thereto providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original lenders under such Senior Credit Agreement or a successor agent or other lenders).

     "STOCKHOLDERS' AGREEMENT" means the stockholders' agreement, dated as of November 30, 1999, by and among the Company, the Original Holder and other parties thereto.

SECTION 2. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

     2.1. FORM AND DATING.

     The Warrant shall be substantially in the form of Exhibit A hereto (the "WARRANT CERTIFICATE"). The Warrant may have notations, legends or endorsements required by law, stock exchange rule or usage. The Warrant shall be dated the date hereof.

     The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Holder, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

     2.2. TRANSFER AND EXCHANGE.

     (a) Subject to the transfer conditions referred to in the legends endorsed on the Warrant, the Warrant and all rights thereunder are transferable in whole or in part, without charge to the registered holder, upon surrender of the Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company.




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     (b) Legend.

     The following legend shall appear on the face of all the Warrants issued under this Warrant Agreement unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE WARRANT AGREEMENT PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE. THIS WARRANT AND THE WARRANT SHARES UNDERLYING THIS WARRANT ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN A STOCKHOLDERS' AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED NOVEMBER 30, 1999. COPIES OF THE STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY."

     2.3. REPLACEMENT WARRANTS.

     If a mutilated Warrant is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of the Warrant, the Company shall issue a replacement Warrant. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Company to protect the Company from any loss that it may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant.


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     Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

SECTION 3. TERMS OF THE WARRANT; EXERCISE OF THE WARRANT.

     3.1. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised during the period commencing the date hereof and until 5:00 p.m., New York City time on October 15, 2009 (the "EXERCISE PERIOD"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price (the "EXERCISE PRICE") either by (i) a bank or certified check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Shares being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE"), (ii) the surrender to the Company of securities of the Company or its subsidiaries having a Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (provided that for purposes of this subparagraph, and notwithstanding the definition of Market Value set forth below, the Market Value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued and unpaid dividends thereon) or (iii) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) and authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Market Value of the Warrant Shares is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). Each Warrant not exercised prior to 5:00 p.m., New York City time, on October 15, 2009 (the "EXPIRATION DATE") shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     The "MARKET VALUE" per share of Common Stock as of any date shall equal (i) if Common Stock is primarily traded on a securities exchange, the last sale price on such securities exchange on the trading day immediately prior to the date of determination, or if no sale occurred on such day, the mean between the closing "bid" and "asked" prices on such day, (ii) if the principal market for Common Stock is in the over-the-counter market, the closing sale price on the trading day immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean between the closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and
(iii) if neither clause (i) nor clause (ii) is applicable, the fair market value on the date of determination of Common Stock as determined in good faith by the Board of Directors of the Company.

     3.2. In order to exercise all or any of the Warrants represented by the Warrant Certificate, the Holder must surrender for exercise the Warrant Certificate to the Company together with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price, which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised.


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     3.3. Subject to the provisions of Section 5 hereof, upon compliance with clause (b) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 8(l) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     3.4. The Warrants shall be exercisable, at the election of the Holder, either in full or from time to time in part. If less than all the Warrants represented by the Warrant Certificate are exercised, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company, registered in such name or names as may be directed in writing by the Holder, and the Company shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     3.5. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

     3.6. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its office.

SECTION 4. PUT.

     4.1. Put Option. At the written request of any Designated Holder which shall be irrevocable (each, a "Put Notice") made during any Put Period requesting the Company to purchase all Warrants and/or Nonpublic Warrant Shares held by such Designated Holder, the Company shall promptly give written notice of such request to all other holders of Warrants and/or Nonpublic Warrant Shares notifying such holders of the inclusion of all their Warrants and Nonpublic Warrant Shares in such Put Notice and purchase all the Warrants and/or Nonpublic Warrant Shares specified in such Put Notice and held by any other holder of Warrants and/or Nonpublic Warrant Shares other than the Designated Holder who gave such Put Notice (the "Put Option"). Except as set forth in Section 4(e), the Put Option may be exercised on no more than one occasion. The aggregate purchase price payable by the Company to all holders upon any exercise of the Put Option shall be the product of (A) the aggregate number of Warrants and Nonpublic Warrant Shares and (B) the Put Price (as defined below) (such aggregate amount being the "Aggregate Put Amount"). The Aggregate Put Amount shall be apportioned to each selling holder hereunder in accordance with the aggregate number of the Warrants and Nonpublic Warrant Shares of such holder. The portion of the Aggregate Put Amount payable to each holder shall be reduced by an amount equal to the product of (1) the number of Warrants of such holder and (2) the Exercise Price that would have been payable had each such Warrant been exercised.


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     4.2. The Put Price shall be determined as of the date of the Put Notice, such determination to be made no later than 45 days thereafter. The "Put Price" shall mean the fair market value per Warrant and/or Nonpublic Warrant Share being purchased as determined in good faith by the Board of Directors of the Company (and delivered in a written notice demonstrating in reasonable detail to the holders of the Warrants and Nonpublic Warrant Shares being purchased), or if a Designated Holder shall in the exercise of its sole discretion, object to any such determinations, by an independent investment banking firm mutually selected by the Company and the Designated Holders being purchased (50% of the cost of the engagement of said investment banking firm to be borne by the Company and 50% of such cost to be borne by all selling holders of Warrants and Nonpublic Warrant Shares, such cost to be divided among them pro rata based on the number of Nonpublic Warrant Shares being sold by each of them; provided that if the Put Price determined by such investment banking firm is more than 115% of the Put Price determined by the Board of Directors of the Company, such cost shall be borne by the Company); provided that if the Fair Value per share has been determined pursuant to 8(g) within six months prior to any date as of which the fair market value per Warrant and/or Nonpublic Warrant Share is to be determined pursuant to this sentence, then such Fair Value per share shall constitute the fair market value per Warrant and/or Nonpublic Warrant Share for purposes of this sentence.

     4.3. The Company shall purchase the Warrants and Nonpublic Warrant Shares to be sold by each selling holder on a date designated in writing by the Company to each holder (the "PUT CLOSING DATE"). The Put Closing Date shall be no later than 90 days after the determination of the Put Price in connection with such exercise of the Put Option.

     4.4. On the Put Closing Date, each selling holder shall surrender its Warrants and Nonpublic Warrant Shares to the Company without any representation or warranty (other than that such holder has (i) good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind created by such holder and (ii) the power and authority to surrender such Warrants and Nonpublic Warrant Shares), against payment therefor by (at the option of such holder), (1) wire transfer to an account in a bank located in the United States designated by such holder for such purpose or (2) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of such holder.

     4.5. In the event that the Company is prohibited by the terms of the Senior Credit Agreement or the terms of the O'Sullivan Industries, Inc. 13-3/8% Senior Subordinated Notes due 2009 from repurchasing the Warrants or the Nonpublic Warrant Shares for cash, the Company shall pay the Aggregate Put Amount by issuing to the holders promissory notes in the initial aggregate principal amount of the Aggregate Put Amount. Such notes shall bear interest at the greater of (i) Fleet Boston's Base Rate plus 500 basis points and (ii) 12% per annum, payable semi-annually in arrears in cash or in kind at the Company's option. Such notes will rank pari pasu with, amortize at the same rate and times as, and be entitled to all of the covenants, rights and benefits of, the Senior Notes under the Amended and Restated Securities Purchase Agreement dated as of the date hereof, between the Company and the Holder.

SECTION 5. PAYMENT OF TAXES.

     The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered


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holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 6. RESERVATION OF WARRANT SHARES.

     6.1. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     6.2. The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 10 hereof.

     6.3. Before taking any action which would cause an adjustment pursuant to
Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     6.4. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 7. OBTAINING STOCK EXCHANGE LISTINGS.

     The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrant, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

     The Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. For purposes of this
Section 8, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

     8.1. Adjustment for Change in Capital Stock.

     If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8. Such adjustment shall be made successively whenever any event listed above shall occur.

     8.2. Adjustment for Rights Issue.

     If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Value (as defined herein) per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                        O + N x P
                            -----
      E'  =   E    x          M
                      ----------------
                            O + N

where:

      E'  =        the adjusted Exercise Price.

      E   =        the current Exercise Price.

      O   =        the number of shares of Common Stock outstanding on the
                   record date.

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





      N   =        the number of additional shares of Common Stock issued
                   pursuant to such rights, options or warrants.

      P   =        the aggregate price per share of the additional shares.

      M   =        the Fair Value per share of Common Stock on the record date.

     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     8.3. Adjustment for Other Distributions.

     If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt securities, preferred stock or any rights or warrants to purchase debt securities, preferred stock, assets (including cash) or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                      M   -   F

                  E'   =    E     x   --------------------

                                      M

where:

                  E'   =        the adjusted Exercise Price.

                  E    =        the current Exercise Price.

                  M    =        the Fair Value per share of Common Stock on the
                                record date mentioned below.

                  F    =        the fair market value on the record date
                                of the debt securities, preferred stock, assets, securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of the Company (the
                                "Board of Directors").

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     This Section 8(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. Also, this Section 8(c) does not apply to rights, options or warrants referred to in Section 8(b) hereof

     8.4. Adjustment for Common Stock Issue.

     If the Company issues shares of Common Stock for a consideration per share less than the Fair Value per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                      P
                                    ----
     E'   =    E     x      O    +   M
                             -----------
                             A

where:

     E'   =        the adjusted Exercise Price.

     E    =        the then current Exercise Price.

     O    =        the number of shares outstanding immediately prior to the
                   issuance of such additional shares.

     P    =        the aggregate consideration received for the issuance of
                   such additional shares.

     M    =        the Fair Value per share on the date of issuance of such
                   additional shares.

     A    =        the number of shares outstanding immediately after the
                   issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This subsection (d) does not apply to:

          (1) any of the transactions described in subsections (a), (b) and (c) of this Section 8,

          (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock the issuance of which caused an adjustment to be made under Section 8(e),

          (3) Common Stock issued to the Company's employees, directors or consultants (or any of the foregoing of its subsidiaries) under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not, together with the shares of Common Stock underlying the options described in the last paragraph of subsection 8(b) hereof, exceed 10% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of anti-dilution adjustments thereunder),

          (4) Common Stock issued to shareholders of any Person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger, provided that if such Person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view, or

          (5) the issuance of shares of Common Stock pursuant to rights, options or warrants which were originally issued in a Non-Affiliate Sale (as defined below) together with one or more other securities as part of a unit at a price per unit; including without limitation, the warrants issued in connection with the offering by the Company and O'Sullivan Industries, Inc. of 100,000 units, each consisting of $1,000 principal amount of maturity of O'Sullivan Industries, Inc. 13 3/8% Senior Subordinated Notes due 2009, one warrant to purchase shares of the Company's Common Stock and one warrant to purchase shares of the Company's Series B junior preferred stock.

          (6) the issuance of shares of Common Stock issuable upon exercise of the warrants issued pursuant to the Warrant Agreement, dated November 30, 1999, between the Company and Norwest Bank Minnesota, National Association, as warrant agent.

     8.5. Adjustment for Convertible Securities Issue.

     If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (a), (b) and (c) of this Section 8) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Fair Value per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                   P
                                                -----
                                              O  +  M
                                 E' =  E  x   -------
                                              O  +  D

where:

                   E'   =    the adjusted Exercise Price.

                   E    =    the then current Exercise Price.

                   O    =    the number of shares outstanding immediately prior
                             to the issuance of such securities.

                   P    =    the aggregate consideration received for the
                             issuance of such securities.

                    M    =    the Fair Value per share on the date of
                              issuance of such securities.

                    D    =    the maximum number of shares deliverable upon
                              conversion or in exchange for such securities at the initial conversion or exchange rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

     This subsection (e) does not apply to convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view.

     8.6. Consideration Received.

     For purposes of any computation respecting consideration received pursuant to subsections (d), and (e) of this Section 8, the following shall apply:

          (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be delivered to the Holder;

          (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection); and

          (4) in the case of the issuance of shares of Common Stock pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board resolution which shall be delivered to the Holder plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (1) and (2) of this subsection).

     8.7. Fair Value.

     In Sections 8(b), (c), (d) and (e) and Section 9 hereof, the "FAIR VALUE" per security at any date of determination shall be (1) in connection with a sale by the Company to a party that is not an Affiliate of the Company in an arm's-length transaction (a "NON-AFFILIATE SALE"), the price per security at which such security is sold and (2) in connection with any sale by the Company to an Affiliate of the Company, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution delivered to the Holder or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

     For purposes of this Section 8(g), "DISINTERESTED DIRECTOR" means, in connection with any issuance of securities that gives rise to a determination of the Fair Value thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

     For purposes of this Section 8(g), "AFFILIATE" of any specified Person means (A) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (B) any director, officer or employee of such specified person. For purposes of this definition "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     8.8. When De Minimis Adjustment May Be Deferred.

     No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest one-one thousandth of a cent or to the nearest one-one thousandth of a share, as the case may be, it being understood that no such rounding shall be made under subsection (p).

     8.9. When No Adjustment Required.

     No adjustment need be made for a transaction referred to Section 8(a), (b),
(c), (d), (e) or (f) hereof, if the Holder is to participate (without being required to exercise its Warrants) in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     8.10. Notice of Adjustment.

     Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 10 hereof.

     8.11. Notice of Certain Transactions.

     If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 8(a), (b), (c), (d), (e) or (f) hereof and if the Company does not arrange for the Holder to participate pursuant to Section 8(i) hereof, (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 8(l) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     8.12. Reorganization of Company.

     Immediately after the date hereof, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into (i) a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8(l) and (ii) a supplement to the Registration Rights Agreement providing for the assumption of the Company's obligations thereunder. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement and Registration Rights Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement and Registration Rights Agreement. If this
Section 8(l) applies, Sections 8(a), (b), (c), (d), (e) and (f) hereof do not apply.

     8.13. Company Determination Final.

     Any determination that the Company or the Board of Directors must make pursuant to Section 8(a), (c), (d), (e), (f), (g), (h) or (i) hereof is conclusive.

     8.14. When Issuance or Payment May Be Deferred.

     In any case in which this Section 8 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to Holder any amount in cash in lieu of a fractional share pursuant to Section 10 hereof; provided that the Company shall deliver to Holder a due bill or other appropriate instrument evidencing Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     8.15. Adjustment in Number of Shares.

     Upon each adjustment of the Exercise Price pursuant to this Section 8 each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                  N' =  N   x   E
                               ----
                                E'

where:

                  N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

                  N  =   the number or Warrant Shares previously issuable upon
                         exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                  E' =   the adjusted Exercise Price.

                  E  =   the Exercise Price prior to adjustment.



     8.16. Form of Warrants.

     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

SECTION 9. FRACTIONAL INTERESTS.

     The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

SECTION 10. NOTICES TO WARRANT HOLDERS.

     10.1. Upon any adjustment of the Exercise Price pursuant to Section 8 hereof, the Company shall promptly thereafter (i) cause to be prepared a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the holders of Warrants at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder) written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

     10.2. In case:

          (i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

          (ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles or dividends payable in shares of Common Stock or distributions referred to in Section 10(a) hereof);

          (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v) the Company proposes to take any action (other than actions of the character described in Section 8(a) hereof) which would require an adjustment of the Exercise Price pursuant to Section 8 hereof;

then the Company shall cause to be given to each of the registered holders of Warrants at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder), at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating
(x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     10.3. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 11. REPORTS

     11.1. The Company agrees with Holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of Holder, to such Holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares designated by such Holder or beneficial owner, the information required by Rule 144(A)(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A.

SECTION 12. NOTICES TO COMPANY.

     Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company) as follows:

                           O'Sullivan Industries Holdings, Inc.
                           1900 Gulf Street
                           Lamar, Missouri 64759
                           Telecopier No.: (417) 682-8113
                           Attention:  Rowland H. Geddie, III, Esq.

                  With a copy to:

                           Kirkland & Ellis
                           International Financial Centre
                           Old Broad Street
                           London EC2N 1HQ UK
                           Telecopier No.: 44 171 816-8800
                           Attention:  M. Gilbey Strub, Esq.

SECTION 13. FURTHER AGREEMENTS.

     13.1. Public Equity Offering.

     The Company agrees that it shall not undertake any initial Public Equity Offering of common stock of any class other than the class of Common Stock into which the Warrants are exercisable, unless the Company provides Holders of the Warrants and Non Public Warrant Shares the ability to convert their Warrant Shares or to exercise their Warrants for common stock of the same class as is the subject of the initial Public Equity Offering.

     13.2. Investment Company.

     The Company agrees that it shall not, and shall not permit any of its subsidiaries, to take any action that would subject it to the requirements of the Investment Company Act of 1940.

SECTION 14. SUPPLEMENTS AND AMENDMENTS.

     The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of Warrants exercisable into a majority of the Warrant Shares. The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement) or which would affect any holder of Warrants in a manner different from any other holder of Warrants.

SECTION 15. SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 16. TERMINATION.

     This Agreement shall terminate at 5:00 p.m., New York City time on October 15, 2009. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

SECTION 17. GOVERNING LAW.

     This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 18. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any Person other than the Company and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of Warrants.

SECTION 19. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 20.  PREEMPTIVE RIGHTS.

     20.1. Except for the issuance of Common Stock (or securities convertible into or containing options or rights to acquire shares of Common Stock) (i) pursuant to a Public Equity Offering, (ii) as consideration for the acquisition of assets or stock of another Person, (iii) pursuant to the exercise of warrants to purchase capital stock of the Company outstanding as of November 30, 1999,
(iv) pursuant to the terms of any capital stock or stock option issued to an employee, director or consultant of the Company (or its subsidiaries), (v) pursuant to a dividend or distribution made in respect of the Common Stock or Preferred Stock, (vi) pursuant to the terms of any debt financing or (vii) pursuant to which the Designated Holders have waived their rights to purchase any securities pursuant to this Section 20, if the Company authorizes the issuance and sale of any shares of any class of capital stock or any securities convertible into or containing options or rights to acquire any shares of any class of capital stock (such issuance and sale, a "Covered Offering" and the securities proposed to be issued and sold thereunder, the "Offered Securities"), the Company will first offer to sell to each Covered Holder a quantity of the Offered Securities calculated by multiplying (x) the total number of Offered Securities by (y) such holder's Ownership Percentage. Each Covered Holder will be entitled to purchase such portion of the Offered Securities pursuant to the terms and conditions set forth in paragraph (b) below.

     20.2. At least 20 days prior to the consummation of any Covered Offering, the Company shall deliver a written notice (the "Sale Notice") to each Covered Holder specifying in reasonable detail (i) the quantities and classes of Offered Securities, (ii) the proposed offering price, (iii) the proposed date, time and location of the closing of the Covered Offering, and (iv) such other information necessary for such holder to calculate the number of Offered Securities that it is entitled to purchase under this Section 20. The Covered Holders may make an irrevocable election to purchase all or part of such securities, upon the same terms and conditions and at the same time and place as described in the Sale Notice, by delivering a written notice of such election to the Company within 10 days after the Sale Notice has been delivered by the Company. Any such election notice shall specify the quantity of Offered Securities that the electing Covered Holder is entitled to purchase under this Section 20. If any Covered Holder elects to purchase Offered Securities pursuant to this Section 20, the sale of such securities shall be consummated, together with the sale of any Offered Securities not elected to be purchased under this Section 20, on the terms and conditions specified in the Sale Notice at the time and place of the closing of the Covered Offering specified in the Sale Notice or at such other time (not later than 10 days after the time specified in the Sale Notice) and place as the Company may decide and communicate to the electing Covered Holders not less than 2 days prior to such closing. If no Covered Holder elects to purchase Offered Securities pursuant to this Section 20, the Company shall be free to sell the Offered Securities within 90 days after the expiration of the offering period described above on terms and conditions no more favorable to the purchasers thereof, in the aggregate, than set forth in the Sale Notice. Any Offered Securities offered or sold by the Company after such 90 day period must be reoffered to the Covered Holders pursuant to this Section 20.

     20.3. Notwithstanding the foregoing provisions of this Section 20, in the event that, in connection with any issuance and sale of securities of the Company, a Covered Holder elects to purchase securities of the Company pursuant to the exercise of any rights of such Covered Holder under Section 20 of the Company's Amended and Restated Class B Warrant Agreement dated as of November 30, 1999 relating to a Class B Warrant to purchase 39,273 shares of Series B Junior Preferred Stock of the Company, such Covered Holder shall not be entitled to purchase securities of the Company pursuant to Section 20 of this Agreement with respect to such issuance and sale; provided, that the foregoing provisions of this Section 20.3 shall not apply with respect to any other Covered Holder.

SECTION 21. REGULATORY RESTRICTIONS

     21.1 Any other provisions hereof to the contrary notwithstanding, no Person which is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder shall be entitled to exercise the right under the Warrant to purchase any share or shares of Common Stock if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) as a result of such purchase, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote, or (b) such purchase would not be permitted. For purposes of this Section 21.1, a written statement of the Bank Affiliate exercising the Warrant, delivered upon surrender of the Warrant pursuant to this Agreement, to the effect that the Bank Affiliate is legally entitled to exercise its right under the Warrant to purchase securities and that such purchase will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Company and shall obligate the Company to deliver certificates representing the shares of Common Stock so purchased in accordance with the other provisions hereof and shall relieve the Company of any liability under this Section 21.1.

     21.2. In the event that any Bank Affiliate is prevented from exercising any rights to purchase any shares of Common Stock under the Warrant pursuant to
Section 21.1, the Company agrees to use its reasonable efforts to cause its board of directors and shareholders to approve, and thereafter to cause its officers to execute and file with the secretary of state of the state of incorporation of the Company, an amendment to the certificate of incorporation of the Company providing for (a) a new class of common stock (the "Non-Voting Common Stock") identical in all respects to the voting Common Stock except that it shall have no voting rights and (b) the convertibility of shares of voting Common Stock into shares of Non-Voting Common Stock, and the convertibility of shares of Non-Voting Common Stock into shares of voting Common Stock, at any time at the election of the holder thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                    By:  /s/ Phillip J. Pacey
                    ---------------------------------------
                    Phillip J. Pacey, Senior Vice President
                    and Chief Financial Officer



                    BANCBOSTON INVESTMENTS, INC.


                    By:  /s/ Theresa Nibi
                    ----------------------------------------
                         Name:  Theresa Nibi
                         Title: Director of BancBoston Investments Inc.

                                    EXHIBIT A

                      [Form of Class B Warrant Certificate]

                                     [Face]

     Private Placement and Transfer Restriction Legend: Each Warrant shall bear the Private Placement Legend and Transfer Restriction Legend on the face thereof:



No. ___________                                                      ___Warrants


                          Class B Warrant Certificate

                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.

     This Class B Warrant Certificate certifies that BancBoston Investments, Inc. is the registered holder of Warrants expiring October 15, 2009 (the "Warrants") to purchase Common Stock, par value $0.01 (the "Common Stock"), of O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company"). Each Class B Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. November 30, 1999 (the "Exercise Date") until 5:00 p.m. New York City Time on October 15, 2009 to receive from the Company 0.9327 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $0.01 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the offices of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Class B Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Class B Warrant may be exercised after 5:00 p.m., New York City Time on October 15, 2009, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Class B Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, O'Sullivan Industries Holdings, Inc. has caused this Class B Warrant Certificate to be signed below.





DATED: January __, 2000

                              O'SULLIVAN INDUSTRIES HOLDINGS, INC.



                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                    [Reverse of Class B Warrant Certificate]

     The Class B Warrants evidenced by this Class B Warrant Certificate are issued pursuant to an Amended and Restated Class B Warrant Agreement dated as of January ___, 2000 (the "Class B Warrant Agreement"), duly executed and delivered by the Company to BancBoston Investments, Inc. which Class B Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Class B Warrant. A copy of the Class B Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     Class B Warrants may be exercised at any time on or after November 30, 1999 and on or before 5:00 p.m. New York City time on October 15, 2009; provided that holders shall be able to exercise their Class B Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Class B Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Class B Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Class B Warrants reside. In order to exercise all or any of the Class B Warrants represented by this Warrant Certificate, the holder must deliver to the Company at its address set forth in Section 12 of the Class B Warrant Agreement this Class B Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, and upon payment to the Company of the Exercise Price, as adjusted as provided in the Class B Warrant Agreement, for the number of Warrant Shares in respect of which such Class B Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Class B Warrant.

     The Class B Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Class B Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Class B Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Class B Warrant, but the Company will pay the cash value thereof determined as provided in the Class B Warrant Agreement.

     The Company has agreed pursuant to a Registration Rights Agreement dated as of November 30, 1999 (the "Registration Rights Agreement") to provide the holders of the Warrants with certain demand and piggy-back registration rights with respect to the Common Stock purchasable upon exercise of such Warrants, as set forth in the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

     The Class B Warrants and the shares of Common Stock underlying the Warrants are subject to certain restrictions or transfer and other restrictions set forth in a Stockholders Agreement, dated November 30, 1999. Copies of the Stockholders Agreement may be obtained by the holder hereof, upon written request to the Company.

     Class B Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Class B Warrant Agreement, but without payment of any service charge, for another Class B Warrant Certificate or Class B Warrant Certificates of like tenor evidencing in the aggregate a like number of Class B Warrants.

     Upon due presentation for registration of transfer of this Class B Warrant Certificate at the office of the Company a new Class B Warrant Certificate or Class B Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class B Warrants shall be issued to the transferee(s) in exchange for this Class B Warrant Certificate, subject to the limitations provided in the Class B Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Class B Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, the Company shall not be affected by any notice to the contrary. Neither the Class B Warrants nor this Class B Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                (To Be Executed Upon Exercise Of Class B Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Class B Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of O'SULLIVAN INDUSTRIES HOLDINGS, INC., in the amount of the Aggregate Exercise Price in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to whose address is ____________________.




                                     ----------------------------------------
                                     Signature


Date:

                                    EXHIBIT B

                                   ASSIGNMENT

     FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Class B Warrant (Certificate No. W______) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


           Names of Assignee                           Address                              No. of Shares
           -----------------                           -------                              -------------






Dated:                                  Signature  ------------------------

                                                   ------------------------

                                        Witness    ------------------------



                                       C-1